Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275055 on Form S-3, Registration Statement No. 333-275054 on Form S-3, Registration Statement No. 333-261809 on Form S-8, and Registration Statement No. 333-258176 on Form S-8 of FirstSun Capital Bancorp of our report dated March 3, 2023, relating to the consolidated financial statements of HomeStreet, Inc. appearing in this Current Report on Form 8-K of FirstSun Capital Bancorp dated March 8, 2024.

/s/ Deloitte & Touche LLP
Seattle, Washington
March 8, 2024